UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 3, 2025, Agenus Inc. (the “Company”) and its wholly-owned subsidiary Agenus West, LLC (“Agenus West” and together with the Company, “Agenus”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Zydus Pharmaceuticals (USA) Inc. (subsequently assigned to Zydilac Bio, LLC, “Zydus”), a wholly-owned subsidiary of Zydus Lifesciences Limited, for the sale to Zydus of substantially all of the assets comprising Agenus’ manufacturing operations run primarily through Agenus West (the “Purchased Assets”), including without limitation real estate, equipment and certain assumed contracts. On January 15, 2026, the transactions contemplated by the Purchase Agreement closed. Pursuant to the Purchase Agreement, on January 15, 2026, Agenus received consideration of $75.0 million, less certain reimbursable expenses and other required closing payments.

The disposition of the Purchased Assets constituted a significant business disposition for the purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma financial information required by Item 9.01 is included as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with the closing under the Purchase Agreement, the previously announced License Agreement between the Company and Zydus Lifesciences Limited (which grants Zydus Lifesciences Limited an exclusive license in Sri Lanka and India under the Company’s patents and know-how to develop, manufacture, and commercialize products based on the Company’s proprietary BOT/BAL cancer immunotherapy drug product) also became effective.

The foregoing description of the Purchase Agreement and License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and License Agreement, copies of which were filed, with confidential terms redacted, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on June 3, 2025, and in connection with the execution of the Purchase Agreement referred to in Item 2.01, the Company and Zynext Ventures USA LLC (“Zynext”), a wholly-owned subsidiary of ZyNext Ventures PTE. LTD Singapore, a wholly-owned subsidiary of Zydus Lifesciences Limited, entered into a Securities Purchase Agreement (the “SPA”), pursuant to which Zynext agreed to purchase 2,133,333 shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of approximately $16.0 million, or $7.50 per share. On January 15, 2026, the transactions contemplated by the SPA closed.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which was filed, with confidential terms redacted, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01 Regulation FD Disclosure.

On January 15, 2026, the Company issued a press release announcing the closings of the transactions contemplated by the Purchase Agreement and SPA described above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following financial information is included as Exhibit 99.2 to this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025
•
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2024 and the nine months ended September 30, 2025

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 15, 2026
99.2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2024 and the nine months ended September 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 16, 2026	By:	/s/ Garo H. Armen
Garo H. Armen, Chairman and CEO